UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33744 (Commission File Number)	33-0909022 (IRS Employer Identification No.)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 22, 2011, the Board of Directors (the “Board”) of TranS1 Inc. (the “Company”), approved a short-term cash incentive plan applicable to certain of its executive officers that will be utilized to calculate the cash bonuses payable to the executive officers with respect to fiscal year 2011 (the “Cash Bonus Plan”). The Board approved the adoption of the Cash Bonus Plan because it believes that aligning the payment of cash bonuses to the Company’s executive officers with the achievement of specified Company and individual performance objectives creates value for the Company and helps to align the compensation of the executive officers with the interests of the Company’s stockholders. The target cash bonus amount for each executive officer is set as a percentage of the officer’s base salary as determined by the Board.
     Cash bonuses will be earned based upon the achievement of two Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each executive officer.
     The first Company performance target relates to Company revenue in fiscal year 2011. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the Cash Bonus Plan will be calculated by reference to the Company’s actual revenue in fiscal year 2011 in relation to the revenue target.
     The second Company performance target relates to the Company’s cash and investment balance. The portion of the cash bonus payable to any executive officer with respect to the Company cash and investment management target component of the Cash Bonus Plan is calculated by reference to the Company’s actual cash and investments balance as of the end of fiscal year 2011 in relation to the targeted balance.
     In the event that the Company does not achieve a pre-established minimum revenue target for fiscal year 2011 and have a cash and investments balance of at least a pre-established minimum amount as of the end of fiscal year 2011, then no cash bonus will be paid with respect to either the Company revenue target component or the Company cash management target component.
     As discussed above, a portion of the cash bonus payable to each executive officer is based on the achievement of individual performance objectives. The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the Cash Bonus Plan is calculated by reference to the particular executive officer’s achievement of his specified performance objectives.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
February 28, 2011	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer